Calculation of Filing Fee Table

Form S-3
(Form Type)

Artesian Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Newly Registered Securities
	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Class A Non-Voting Common Stock, par value $1.00 per share	Rule 457(o)	-	-	$40,000,000	$92.70 per $1,000,000	$3,708.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	-				-	-	-	-	-	-	-	-
	Total Offering Amounts					$40,000,000		$3,708.00
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$3,708.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.